Exhibit 99.1

Picard Medical Announces Reverse Stock Split Following Stockholder Approval to Support Continued NYSE American Listing Compliance

-Reverse stock split to support continued compliance with NYSE American continued listing standards-

TUCSON, Ariz., July 21, 2026 — Picard Medical, Inc. (NYSE American: PMI) (the "Company" or "Picard Medical"), parent company of SynCardia Systems LLC, maker of the world's first and only total artificial heart approved by both the U.S. Food and Drug Administration ("FDA") and Health Canada, today announced that its Board of Directors has approved the implementation of a 1-for-50 reverse stock split of the Company's issued and outstanding common stock (the “Reverse Stock Split”). As disclosed in the Company’s Current Report on Form 8-K filed on July 21, 2026, the Company’s stockholders approved an amendment to the Company’s Second Amended and Restated Certificate of Incorporation at the annual meeting of the stockholders held on July 17, 2026, authorizing a reverse stock split of the Company’s common stock at a ratio in the range of 1-for-15 to 1-for-50, with the ratio, implementation and timing to be determined by the Board in its sole discretion. The Board subsequently determined to effect the Reverse Stock Split at a ratio of 1-for-50.

The Reverse Stock Split is expected to become effective at 5:00 p.m. Eastern Time on July 31, 2026, with the Company's common stock expected to begin trading on a split-adjusted basis at the opening of trading on August 3, 2026 under the existing NYSE American ticker symbol, “PMI” with a new CUSIP number of 71953R 207.

At the effective time of the Reverse Stock Split, every fifty (50) issued and outstanding shares of the Company's common stock will automatically be combined into one (1) issued and outstanding share of common stock for stockholders of record as of the close of trading on July 31, 2026, the effective date. The Reverse Stock Split will proportionately reduce the number of outstanding shares of common stock while leaving each stockholder's percentage ownership in the Company substantially unchanged, subject to the treatment of fractional shares.

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split will have their shares rounded up to the nearest whole share. The Reverse Stock Split will proportionately adjust the number of shares of common stock underlying the Company's outstanding equity awards, warrants and other convertible securities, as well as the applicable exercise or conversion prices, in accordance with their respective terms.

"The Reverse Stock Split is an important step in supporting our continued listing on NYSE American while positioning Picard Medical for our next phase of growth," said Richard Fang, Interim Chief Executive Officer and Chairman of the Board. "We remain focused on executing on our updated commercial strategy for the SynCardia Total Artificial Heart, expanding adoption of this technology while optimizing our manufacturing, advancing the development of the Emperor, next-generation total artificial heart platform, and pursuing opportunities to create long-term value for our stockholders."

The Company's transfer agent, Continental Stock Transfer & Trust Company, will act as exchange agent for the Reverse Stock Split. Stockholders holding shares electronically through a brokerage account or in book-entry form are not required to take any action to receive their post-split shares.

About Picard Medical and SynCardia

Picard Medical, Inc. is the parent company of SynCardia Systems, LLC (“SynCardia”), the Tucson, Arizona–based leader with the only commercially available total artificial heart technology for patients with end-stage heart failure. SynCardia develops, manufactures, and commercializes the SynCardia Total Artificial Heart (“STAH”), an implantable system that assumes the full functions of a failing or failed human heart. It is the first artificial heart approved by both the FDA and Health Canada, and it remains the only commercially available artificial heart in the United States and Canada. With more than 2,100 implants performed at hospitals across 27 countries, the STAH is the most widely used and extensively studied artificial heart in the world. For additional information about Picard Medical, please visit www.picardmedical.com or review the Company’s filings with the U.S. Securities and Exchange Commission at www.sec.gov.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Forward-looking statements can often be identified by words such as “will,” “continue,” “goal,” “advance,” “intended,” and “designed to,” and similar expressions, and various or negatives of these words. These statements include, but are not limited to, statements regarding timing and implementation of the Reverse Stock Split, Picard Medical’s next phase of growth, advancing development of our next generation fully implantable total artificial heart platform, executing commercial strategy for and expanding adoption of, the STAH, and pursuing opportunities to create long-term value for our stockholders. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Additional information about the Company, including risk factors that may affect the Company’s business, financial condition, and results of operations, is contained in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available free of charge on the SEC’s website at http://www.sec.gov and on the Company’s investor relations website at https://picardmedical.com/.

Contact:

Investors
Eric Ribner
Managing Director
LifeSci Advisors LLC
eric@lifesciadvisors.com

Picard Medical, Inc./SynCardia Systems, LLC
IR@picardmedical.com

General/Media
Brittany Lanza
blanza@syncardia.com